UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2003

                       GE Commercial Mortgage Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                 333-102644-01                   02-0666931
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification No.)

292 Long Ridge Road
Stamford, Connecticut                                                   06927
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (203) 357-4000
                                                   -----------------------------

Item 5. Other Events.

            Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) with its Exhibits and Schedules for GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1. On April 15, 2003, GE Commercial Mortgage Corporation (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2003 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, Bank of America, N.A., as Master Servicer, Lennar Partners, Inc., as Special Servicer with respect to the Mortgage Loans other than the Renaissance Loan Pair, GMAC Commercial Mortgage Corporation, as Special Servicer with respect to the Renaissance Loan Pair and Wells Fargo Bank Minnesota, N.A., as Trustee of the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 issued in twenty-four classes. The Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates are being offered by the Prospectus dated March 31, 2003, as supplemented by the Prospectus Supplement dated April 7, 2003.

            Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 4   Pooling and Servicing Agreement

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2003

                                        GE COMMERCIAL MORTGAGE CORPORATION


                                        By:   /s/   Daniel Vinson
                                            ------------------------------------
                                               Name:  Daniel Vinson
                                               Title: Authorized Signatory

                                INDEX TO EXHIBITS

Item 601(a) of
Regulation S-K                                                    Paper (P) or
Exhibit No.                   Description                         Electronic (E)
--------------                -----------                         --------------

4                             Pooling and Servicing Agreement           E